                                                                     Exhibit 2.4

================================================================================

                            STOCKHOLDERS' AGREEMENT

                                  By and Among

                       Boron, LePore & Associates, Inc.,

                               Patrick G. LePore,
                                 Gregory Boron,
                              Christopher Sweeney
                                      and
                                Michael W. Foti

                                      and

                                 The Investors
                        as defined herein and set forth
                         on the signature pages hereto



                          Dated as of December 4, 1996

================================================================================

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
ARTICLE I. DEFINITIONS.....................................................2

     Section 1.1    Construction of Terms..................................2
     Section 1.2    Terms Not Defined......................................2
     Section 1.3    Number of Shares of Stock..............................2
     Section 1.4    Defined Terms..........................................2

ARTICLE II. REPRESENTATIONS AND WARRANTIES.................................4

     Section 2.1    Representations and Warranties of the Investors........4
     Section 2.2    Representations and Warranties of the Founders.........4
     Section 2.3    Representations and Warranties of the Company..........5

ARTICLE III. RESTRICTIONS ON TRANSFER; RIGHT OF LAST REFUSAL;
                    CO-SALE AND DRAG-ALONG PROVISION.......................5

     Section 3.1    Restrictions on Transfer...............................5
     Section 3.2    Right of Last Refusal..................................6
     Section 3.3    Co-Sale Option.........................................8
     Section 3.4    Drag-Along Obligations................................10
     Section 3.4A   Founder Co-Sale Option................................11
     Section 3.5    Contemporaneous Transfers.............................12
     Section 3.6    Assignment............................................13
     Section 3.7    Prohibited Transfers..................................13

ARTICLE IV.  RIGHTS TO PURCHASE...........................................13

     Section 4.1    Right to Participate in Certain Sales of
                    Additional Securities.................................13
     Section 4.2    Assignment of Rights..................................14

ARTICLE V.  REGISTRATION RIGHTS...........................................14

     Section 5.1    Piggyback Registration Rights.........................15
     Section 5.2    Demand Registration Rights............................15
     Section 5.3    Form S-3..............................................16
     Section 5.4    Registrable Shares....................................17
     Section 5.5    Further Obligations of the Company....................18
     Section 5.6    Indemnification; Contribution.........................19
     Section 5.7    Rule 144 Requirements.................................21


                                      (i)

                                                                        Page
                                                                        ----
     Section 5.8    Market Stand-Off......................................22
     Section 5.9    Transfer of Registration Rights.......................22

ARTICLE VI.  ELECTION OF DIRECTORS........................................22

     Section 6.1    Management Representatives............................22
     Section 6.2    Committees of the Board...............................23
     Section 6.3    Assignment............................................23

ARTICLE VII. MISCELLANEOUS PROVISIONS.....................................23

     Section 7.1    Survival of Representations and Covenants.............23
     Section 7.2    Legend on Securities..................................23
     Section 7.3    Amendment and Waiver..................................24
     Section 7.4    Notices...............................................24
     Section 7.5    Headings..............................................25
     Section 7.6    Counterparts..........................................25
     Section 7.7    Dispute Resolution....................................25
     Section 7.8    Remedies; Severability................................26
     Section 7.9    Entire Agreement......................................26
     Section 7.10   Adjustments...........................................26
     Section 7.11   Law Governing.........................................26
     Section 7.12   Successors and Assigns................................26

Exhibit A - Form of Joinder Agreement
Exhibit B - Amended and Restated Certificate of Incorporation

                                     (ii)

                            STOCKHOLDERS' AGREEMENT
                            -----------------------


          This Stockholders' Agreement is made as of this 4th day of December, 1996 by and among Boron, LePore & Associates, Inc., a Delaware corporation (the "Company"), Patrick G. LePore, Gregory Boron, Christopher Sweeney and Michael W. Foti (collectively, the "Founders" and individually, a "Founder"), the investment funds and other persons identified on the signature pages hereto as the TA Investors (the "Investors"), and any other stockholder or optionholder who from time to time becomes party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A.
                                                       ---------



                              W I T N E S S E T H
                              -------------------

           WHEREAS, the Founders own shares of the Company's outstanding capital stock;

          WHEREAS, reference is made to the Preferred Stock Purchase Agreement, dated as of the date hereof, by and between the Company and the Investors (the "Investment Agreement"), pursuant to which the Investors have purchased 7,000,000 shares of the Company's Convertible Participating Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock"); and

           WHEREAS, the effectiveness of this Agreement is a condition to the consummation of the Investment Agreement.

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


  ARTICLE I. DEFINITIONS
  ---------  -----------

           Section 1.1  Construction of Terms.  As used herein, the masculine,
          ------------  ---------------------
feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires.

           Section 1.2  Terms Not Defined.  Capitalized terms used herein and
          ------------  -----------------
not otherwise defined shall have the meanings ascribed to them in the Investment Agreement.

           Section 1.3  Number of Shares of Stock.  Whenever any provision of
          ------------  -------------------------
this Agreement calls for any calculation based on a number of shares of capital stock held by a Founder or an Investor, the number of shares deemed to be held by that Founder or Investor shall be the total number of shares of Common Stock then owned by the Founder or Investor which are vested, plus the total number of shares of Common Stock (or Class B Common Stock, as applicable) issuable upon conversion of any Convertible Preferred Stock or other convertible securities or exercise of any vested options, warrants or subscription rights then owned by the Founder or Investor.

           Section 1.4  Defined Terms.  The following capitalized terms, as used
          ------------  -------------
in this Agreement, shall have the meanings set forth below.

          An "Affiliate" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the Common Stock, par value $.01 per share, of the Company, as the context requires, and any other common equity securities now or hereafter issued by the Company (but not including the Preferred Stock), and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

          "Convertible Preferred Stock" means the Convertible Participating Preferred Stock, par value $.01 per share, of the Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

          "Independent Third Party" means any person who, immediately prior to the contemplated transaction, does not own in excess of 10% of the Company's Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 10% owner of the Company's Common Stock and who is not the spouse or descendent (by birth or adoption) of any such 10% owner of the Company's Common Stock.

           "Offer Notice" has the meaning specified in Section 3.2(a)

           "Offeror" has the meaning specified in Section 3.2.

           "Permitted Transferee" has the meaning specified in Section 3.1.

           "Person" means an individual, a corporation, an association, a partnership, an estate, a trust, and any other entity or organization, governmental or otherwise.

          "Preferred Stock" means the Convertible Preferred Stock and the Redeemable Preferred Stock (as hereinafter defined), each issued or to be issued in accordance with and subject to the terms of the Amended and Restated Certificate of Incorporation of the Company substantially in the form attached hereto as Exhibit B (the "Charter"), together with any other shares issued or
          ---------
issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

          "Qualified Public Offering" means the first underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock to the public in which the proceeds received by the Company and any selling stockholders, net of underwriting discounts and commissions, equal or exceed $25 million.

          "Redeemable Preferred Stock" means the Company's Redeemable Preferred Stock, par value $.01 per share.

          "Sale of the Company" means the sale of the Company to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Board of Directors of the Company (whether by merger, consolidation or sale or transfer of the Company's capital stock); or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

          "Shares" means the shares of Common Stock, Preferred Stock and any other equity securities now or hereafter issued by the Company, together with any options thereon and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

          "Transaction Offer" has the meaning specified in Section 3.2.

          "Transfer" means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security or of any rights. "Transferred" means the accomplishment of a Transfer, and "Transferee" means the recipient of a Transfer.

          "Transferring Stockholder" has the meaning specified in Section 3.2.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES
----------   ------------------------------

          Section 2.1  Representations and Warranties of the Investors.  Each
          ------------  -----------------------------------------------
of the Investors, individually and not jointly, hereby represents, warrants and covenants to the Company and to the Founders as follows: (a) such Investor has full authority and power under its charter, by-laws, governing partnership agreement or comparable document (if applicable) to enter into this Agreement;
(b) this Agreement constitutes the valid and binding obligation of such Investor enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by such Investor of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Investor, or require such Investor to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Investor is a party or by which the property of such Investor is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Investor.

          Section 2.2  Representations and Warranties of the Founders.  Each of
          ------------  ----------------------------------------------
the Founders, individually and not jointly, hereby represents, warrants and covenants to the Company and to the Investors as follows: (a) such Founder has full authority, power and capacity to enter into this Agreement; (b) this Agreement constitutes the valid and binding obligation of such Founder enforceable against him in accordance with its terms; and (c) the execution, delivery and performance by such Founder of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Founder, or require such Founder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Founder is a party or by which the property of such Founder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Founder.

          Section 2.3  Representations and Warranties of the Company.  The
          -----------  ----------------------------------------------
Company hereby represents, warrants and covenants to the Founders and to the Investors as follows: (a) the Company has full corporate authority and power to enter into this Agreement; (b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Company of this
Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.


ARTICLE III.  RESTRICTIONS ON TRANSFER; RIGHT OF LAST REFUSAL; CO-SALE
-----------   --------------------------------------------------------
              AND DRAG-ALONG PROVISIONS
              -------------------------

          The following provisions of this Article III shall terminate immediately upon, and shall not apply with respect to, the closing of a Qualified Public Offering.

          Section 3.1  Restrictions on Transfer.  Each Founder agrees that it
          -----------  ------------------------
or he will not, without the prior written consent of two-thirds-in-interest of the Investors, Transfer all or any portion of the Shares now owned or hereafter acquired by it or him, except in connection with, and strictly in compliance with the conditions of, any of the following (along with any other applicable restrictions):

                       (a) Transfers effected pursuant to Sections 3.2, 3.3, 3.4 and 3.4A, in each case made in accordance with the procedures set forth therein;

                       (b) Transfers by any Founder to his spouse or children or to a trust of which he is the settlor, provided that any such trust
                                                 --------
          does not require or permit distribution of such Shares during the term of this Agreement unless the beneficiaries are bound by the terms of this Agreement, and provided further that the Transferee shall have
                              -------- -------
          entered into an enforceable written agreement consented to by two-thirds-in-interest of the Investors, which consent shall not be unreasonably withheld, providing that all Shares so Transferred shall continue to be subject to all provisions of this Agreement as if such Shares were still held by such Founder, except that no further Transfer shall thereafter be permitted hereunder except in compliance with Sections 3.2, 3.3, 3.4 and 3.4A; and

                       (c) Transfers upon the death of any Founder to his heirs, executors or administrators or to a trust under his will or Transfers between such Founder and his guardian or conservator, provided that
                                                                --------
          the Transferee shall have entered into an enforceable written agreement consented to by two-thirds-in-interest of the Investors, which consent shall not be unreasonably withheld, providing that all Shares so Transferred shall continue to be subject to all provisions of this Agreement as if such

          Shares were still held by Founder, except that no further Transfer shall thereafter be permitted hereunder except in compliance with Sections 3.2, 3.3, 3.4 and 3.4A.

          Any permitted Transferee described in the preceding clauses (b) or (c) shall be referred to herein as a "Permitted Transferee." Anything to the contrary in this Agreement notwithstanding, Permitted Transferees shall take any Shares so Transferred subject to all provisions of this Agreement as if such Shares were still held by the Transferring Founder, whether or not they so agree with the transferor and/or the Company. Without limitation of the foregoing, in connection with any otherwise permitted transfer of shares of capital stock that are restricted shares and are subject to any stock restriction agreement, any transferee of any such shares shall agree in writing to be bound by the terms of any such stock restriction or similar agreement, including, without limitation, any repurchase or similar right contained therein.

          Section 3.2  Right of Last Refusal.  In the event that any of the
          -----------  ----------------------
Founders, including any of their Permitted Transferees, receives a bona fide offer to purchase all or any portion of the Shares held by such stockholder (a "Transaction Offer") from a non-Affiliate (the "Offeror"), such Founder or Permitted Transferee (a "Transferring Stockholder") may, subject to the provisions of Section 3.3 hereof, Transfer such Shares pursuant to and in accordance with the following provisions of this Section 3.2:

                       (a) Such Transferring Stockholder shall cause the Transaction Offer and all of the terms thereof to be reduced to writing and shall notify each Investor of his wish to accept the Transaction Offer and otherwise comply with the provisions of this
          Section 3.2 and, if applicable, Section 3.3 (such notice, the "Offer Notice"). The Transferring Stockholder's Offer Notice shall constitute an irrevocable offer to sell such shares to the Investors on the basis described below at a purchase price equal to the price contained in, and on the same terms and conditions of, the Transaction Offer. The notice shall be accompanied by a true copy of the Transaction Offer (which shall identify the Offeror and all relevant information in connection therewith). In the event of any conflict between the terms of the Transaction Offer and the offer to sell such shares to the Investors on the basis described below, the terms described below shall control.

                       (b) Each Investor shall have the right (the "Right of Last Refusal") to offer to purchase up to that number of Shares covered by the Transaction Offer as shall be equal to the product obtained by multiplying (i) the total number of Shares subject to the Transaction Offer by (ii) a fraction, the numerator of which is the total number of shares of Common Stock owned by such Investor on the date of the Offer Notice on an as converted basis (including for this purpose any shares of Common Stock or Class B Common Stock, as applicable, that may be received upon conversion of the Convertible Preferred Stock), and the denominator of which is the total number of shares of Common Stock or Class B Common Stock, as applicable, then held by all Investors on the date of the Offer Notice on an as converted basis, subject to increase as hereinafter provided. The number of Shares that each Investor is entitled to purchase under this Section 3.2 shall be referred to as its "Pro Rata Fraction". Each Investor shall have the right to transfer its right to any Pro Rata Fraction or part thereof with respect to any proposed Transaction Offer to any transferee. In the event an Investor does not wish to purchase or to transfer its right to purchase its Pro Rata Fraction, then any Investors who so elect shall have the right to offer to purchase, on a pro rata basis with any other Investors who so elect, any Pro Rata Fraction not purchased by an Investor or its transferee. Each Investor shall have the right to accept the Transaction Offer by giving notice of such acceptance to the Transferring Stockholder as provided in Section 7.4 within thirty (30) days after receipt of the Offer Notice, which notice shall indicate the maximum number of Shares subject thereto which the Investor and its transferee(s) are willing to purchase in the event fewer than all Investors elect to purchase their Pro Rata Fractions; provided that the Investors as a group may not exercise the Right of Last Refusal with respect to fewer than all of the Shares which are subject to the Transaction Offer. In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, the Board of Directors of the Company with the agreement of the TA Associates, Inc. as representative of the Investors may determine the fair market value of such consideration, reasonably and in good faith, and the Investors may exercise their Right of Last Refusal by payment of such fair market value in cash or cash equivalents. The Transferring Stockholder shall notify the Investors promptly following any lapse of the Right of Last Refusal without acceptance thereof or any rejection of the Right of Last Refusal.

                Upon the expiration of thirty (30) days following receipt of the Offer Notice by all Investors, the number of Shares to be purchased by each Investor and transferee shall be determined as follows: (x) there shall first be allocated to each Investor and transferee electing to purchase a number of Shares equal to the lesser of (A) the number of Shares as to which such Investor accepted the Transaction Offer or (B) such Investor's Pro Rata Fraction, and (y) the balance, if any, not allocated under clause (x) above, shall be allocated to those Investors and transferees who accepted the Transaction Offer as to a number of Shares which exceeded their respective Pro Rata Fractions, in each case on a pro rata basis in proportion to the amount of such excess. The closing for any purchase of Shares by the Investors and their transferees hereunder shall take place within thirty (30) days after the expiration of the first thirty (30) day period following the Investors' receipt of the Offer Notice at the place and on the date specified by a two-thirds-in-interest of the Investors.

                 (c) In the event that the Investors do not elect to exercise the Right of Last Refusal with respect to all of the Shares proposed to be sold, the Investors shall not be entitled to purchase any such Shares and the Transferring Stockholder may sell all such Shares proposed to be sold to the Offeror on the terms and conditions set forth in the Offer Notice, subject to the provisions of Section 3.3. If the Transferring Stockholder's transfer to an Offeror is not consummated in accordance with the terms of the Transaction Offer within the later of (i) ninety (90) days after the expiration of the Right of Last Refusal and the Co-Sale Option set forth in Section
          3.3 below, if applicable, and (ii) the satisfaction of all governmental approval or filing requirements, the Transaction Offer shall be deemed to lapse, and any Transfers of Shares pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Investors are once again afforded the Right of Last Refusal provided for herein with respect to such Transaction Offer.

          Section 3.3  Co-Sale Option.  In the event that any Transferring
          -----------  ---------------
Stockholder receives a Transaction Offer from an Offeror, and the Right of Last Refusal is not exercised, such Transferring Stockholder may Transfer such Shares only pursuant to and in accordance with the following provisions of this Section 3.3:

                (a) Each of the Investors shall have the right to participate in the Transaction Offer by giving written notice (the "Acceptance Notice") to the Transferring Stockholder within forty-five (45) days after delivery to it of the Offer Notice (the "Co-Sale Option"). The Acceptance Notice shall indicate the maximum number of Shares such Investor wishes to sell including the number of Shares it would sell if one or more other Investors do not elect to participate in the sale on the terms and conditions stated in the Offer Notice. Any Investor who holds Preferred Stock shall be permitted to sell to the relevant purchaser in connection with any exercise of the Co-Sale Option Shares of Common Stock (or Class B Common Stock, as applicable) acquired upon conversion thereof or, at its election, an option to acquire such Common Stock (or Class B Common Stock, as applicable) when it receives the same upon such conversion at the election of such Investor or as otherwise provided in the Company's Amended and Restated Certificate of Incorporation (the "Charter") with the same effect as if Common Stock were being conveyed, or, at its election, shares of Convertible Preferred Stock provided the acquiror pays the full liquidation preference of the shares being sold plus the relevant price per share for the underlying Common Stock.

                (b) Each of the Investors shall have the right to sell a portion of its Shares pursuant to the Transaction Offer which is equal to or less than the product obtained by multiplying (i) the total number of Shares subject to the Transaction Offer by (ii) a fraction, the numerator of which is the total number of vested shares of Common Stock owned by such Investor on the date of the Offer Notice on an as converted basis (including any Common Stock (or Class B Common Stock, as applicable) issuable upon conversion of the Convertible Preferred Stock), and the denominator of which is the total number of vested shares of Common Stock then held by all Investors and Founders (including any Permitted Transferees) on the date of the Offer Notice on an as converted basis. To the extent one or more Investors elect not to sell, or fail to exercise their right to sell, the full amount of such Shares which they are entitled to sell pursuant to this
          Section 3.3, the right of Investors who have elected to sell Shares shall be increased proportionately based on their relative holdings and such other Investors shall have an additional five (5) days from the date upon which they are notified of such election or failure to exercise in which to increase the number of Shares to be sold by them hereunder.

                (c) Within ten (10) days after the date by which the Investors were first required to notify the Transferring Stockholder of their intent to participate, the Transferring Stockholder shall notify each participating Investor of the number of Shares held by such Investor that will be included in the sale and the date on which the Transaction Offer will be consummated, which shall be no later than the later of (i) thirty (30) days after the date by which the Investors were required to notify the Transferring Stockholder of their intent to participate and (ii) the satisfaction of any governmental approval or filing requirements, if any.

                (d) Each of participating Investors may effect its participation in any Transaction Offer hereunder by delivery to the Offeror, or to the Transferring Stockholder for delivery to the Offeror, of one or more instruments or certificates, properly endorsed for transfer, representing the Shares it elects to sell therein, provided that no Investor shall be required to make any representations or warranties or to provide any indemnities in connection therewith other than with respect to title to the stock being conveyed. At the time of consummation of the Transaction Offer, the Offeror shall remit directly to each Investor that portion of the sale proceeds to which each Investor is entitled by reason of its participation therein (less any adjustments due to the conversion of any convertible securities or the exercise of any exercisable securities). No Shares may be purchased by a purchaser from the Transferring Stockholder or any or his Permitted Transferees unless the purchaser simultaneously purchases from the Investors all of the Shares that they have elected to sell pursuant to this Section 3.3.

                (e) Any shares held by a Transferring Stockholder that the Transferring Stockholder desires to sell following compliance with this Section 3.3 may be sold to the purchaser only during the period specified in Section 3.3(c) and only on terms no more favorable to the Transferring Stockholder than those contained in the Offer Notice. Promptly after such sale, the Transferring Stockholder shall notify the Investors of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Investors. So long as the purchaser is neither a party, nor an affiliate or relative of a party, to this Agreement, such purchaser shall take the Shares so Transferred free and clear of any further restrictions of this Article
          III. In the event that the Transaction Offer is not consummated within the period required by this Section 3.3 or the Offeror fails timely to remit to each Investor its portion of the sale proceeds, the Transaction Offer shall be deemed to lapse, and any Transfers of Shares pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Transferring Stockholder once again complies with the provisions of Section 3.2 and this Section 3.3 hereof with respect to such Transaction Offer.

     Section 3.4  Drag-Along Obligations.
     -----------  -----------------------

                  (a) In the event that two-thirds-in-interest of the Investors determine to sell or otherwise dispose of all or substantially all of the assets of the Company or all or substantially all of the capital stock of the Company owned by the Investors to any non-Affiliate(s) of the Company or any of the Investors, or to cause the Company to merge with or into or consolidate with any non-Affiliate(s) of the Company or any of the Investors (in each case, the "Buyer") in a bona fide negotiated transaction (a "Sale"), each of the Founders, including any of their respective Permitted Transferees (collectively, the "Non-Investor Stockholders"), shall be obligated to and shall upon the written request of two-thirds-in-interest of the Investors: (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, his Shares (including for this purpose all of such Non-Investor Stockholder's Shares that presently or as a result of any such transaction may be acquired upon the exercise of options (following the payment of the exercise price therefor)) on substantially the same terms applicable to the Investors (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of the Preferred Stock); and (ii) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Shares in favor of any Sale proposed by the Investors and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as the Investors or the Buyer may reasonably require in order to carry out the terms and provisions of this
     Section 3.4.

             (b) In the event of a Sale to a Buyer as contemplated in Section 3.4(a) above, each Founder, including each Founder's Permitted Transferees, shall in the event that the Investors do not exercise their "drag-along" rights in Section 3.4(a) above, have the right to require the Investors to include such Founder's or Permitted Transferee's Shares in the Sale on the same terms as the Investors' Shares (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative priorities and preferences of the Preferred Stock and the terms of any options issued by the Company), which such right shall be exercisable by the delivery of written notice to the Company and each of the Investors at least twenty (20) days prior to the date proposed for the closing of the Sale.

             (c) Not less than thirty (30) days prior to the date proposed for the closing of any Sale, the Investors shall give written notice to each Non-Investor Stockholder, setting forth in reasonable detail the name or names of the Buyer, the terms and conditions of the Sale, including the purchase price, and the proposed closing date. In furtherance of the provisions of this Section 3.4, each of the Non-Investor Stockholders hereby (i) irrevocably appoints TA Associates, Inc. as its agent and attorney-in-fact (the "Agent") (with full power of substitution) to execute all agreements, instruments and certificates and take all actions necessary or desirable to effectuate any Sale hereunder; and (ii) grants to the Agent a proxy (which shall be deemed to be coupled with an interest and irrevocable) to vote the Shares held by such Non-Investor Stockholder and exercise any consent rights applicable thereto in favor of any Sale hereunder; provided,
                                                               --------
     however, that the Investors shall not exercise such powers-of-attorney or
     -------
     proxies with respect to any Non-Investor Stockholder unless such Non-Investor Stockholders are in breach of their obligations under this
     Section 3.4.

          Section 3.4A Founder Co-Sale Option.  In the event that any Investor
          ------------ ----------------------
(a "Transferring Investor") receives a bona fide offer from an Offeror to purchase a portion of the Shares of Common Stock held by an Investor, to which Offer the provisions of Section 3.4 do not apply (an "Investor Transaction Offer"), such Transferring Investor may Transfer such Shares only pursuant to and in accordance with the following provisions of this Section 3.4A:

                  (a) Each of the Founders (including for purposes of this paragraph (a) and the following paragraphs (b), (c), (d) and (e) any Permitted Transferee) shall have the right to participate in the Investor Transaction Offer by giving written notice (the "Founder Acceptance Notice") to the Transferring Investor within forty-five (45) days after delivery to it of a written notice (the "Investor Offer Notice") notifying each Founder of the Investor's receipt of the Investor Transaction Offer and all of the terms of such Investor Transaction Offer (the "Founder Co-Sale Option"). The Founder Acceptance Notice shall indicate the maximum number of Shares such Founder wishes to sell including the number of Shares it would sell if one or more other Founders do not elect to participate in the sale on the terms and conditions stated in the Investor Offer Notice.

                  (b) Each of the Founders shall have the right to sell a portion of his Shares pursuant to the Investor Transaction Offer which is equal to or less than the product obtained by multiplying (i) the total number of Shares subject to the Investor Transaction Offer by (ii) a fraction, the numerator of which is the total number of vested shares of Common Stock owned by such Founder on the date of the Investor Offer Notice, and the denominator of which is the total number of vested shares of Common Stock then held by all Investors and Founders (including any Permitted Transferees) on the date of the Investor Offer Notice on an as converted basis. To the extent one or more Founders elect not to sell, or fail to exercise their right to sell, the full amount of such Shares which they are entitled to sell pursuant to this Section 3.4A, the right of Founders who have elected to sell Shares shall be increased proportionately based on their relative holdings and such other Founders shall have an additional five (5) days from the date upon which they are notified of such election or failure to exercise in which to increase the number of Shares to be sold by them hereunder.

                  (c) Within ten (10) days after the date by which the Founders were first required to notify the Transferring Investor of their intent to participate, the Transferring Investor shall notify each participating Founder of the number of Shares held by such Founder that will be included in the sale and the date on which the

     Investor Transaction Offer will be consummated, which shall be no later than the later of (i) thirty (30) days after the date by which the Founders were required to notify the Transferring Investor of their intent to participate and (ii) the satisfaction of any governmental approval or filing requirements, if any.

                  (d) Each of the participating Founders may effect his participation in any Investor Transaction Offer hereunder by delivery to the Offeror, or to the Transferring Investor for delivery to the Offeror, of one or more instruments or certificates, properly endorsed for transfer, representing the Shares it elects to sell therein, provided that no Founder shall be required to make any representations or warranties or to provide any indemnities in connection therewith other than with respect to title to the stock being conveyed. At the time of consummation of the Investor Transaction Offer, the Offeror shall remit directly to each Founder that portion of the sale proceeds to which each Founder is entitled by reason of his participation therein (less any adjustments due to the conversion of any convertible securities or the exercise of any exercisable securities). No Shares may be purchased by a purchaser from the Transferring Investor or any of his Permitted Transferees unless the purchaser simultaneously purchases from the Founders all of the Shares that they have elected to sell pursuant to this Section 3.4A.

                  (e) Any shares held by a Transferring Investor that the Transferring Investor desires to sell following compliance with this
     Section 3.4A may be sold to the purchaser only during the period specified in Section 3.4A(c) and only on terms no more favorable to the Transferring Investor than those contained in the Investor Offer Notice. Promptly after such sale, the Transferring Investor shall notify the Founders of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Founders. So long as the purchaser is neither a party, nor an affiliate or relative of a party, to this Agreement, such purchaser shall take the Shares so Transferred free and clear of any further restrictions of this Article III. In the event that the Investor Transaction Offer is not consummated within the period required by this
     Section 3.4A or the Offeror fails timely to remit to each Founder his portion of the sale proceeds, the Investor Transaction Offer shall be deemed to lapse, and any Transfers of Shares pursuant to such Investor Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Transferring Investor once again complies with the provisions of this Section 3.4A hereof with respect to such Investor Transaction Offer.

                  (f) Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 3.4A shall not apply to any Transfer by any Investor to any other Investor or to any TA Fund (as defined in Section 3.6).

     Section 3.5  Contemporaneous Transfers.  If two or more Founders (or their
     -----------  -------------------------
Permitted Transferees) or Investors propose concurrent Transfers which are subject to this

Article III, then the relevant provisions of Sections 3.2, 3.3 and 3.4A shall apply separately to each such proposed Transfer.

     Section 3.6  Assignment.  Each Investor and each Founder shall have
     -----------  ----------
the right to assign its rights under this Article III in connection with any transaction or series of related transactions involving the transfer to a transferee or two or more transferees that are Affiliates of each other of at least 10,000 Shares of capital stock of the Company (subject to adjustment for stock splits, stock dividends, reclassifications, reorganizations and the like and aggregating all contemporaneous transfers), or to any fund managed by or associated with TA Associates, Inc. (a "TA Fund"), and upon any such transfer, any such transferee or TA Fund thereupon shall be deemed an "Investor" or a "Founder" in connection with its ownership of the Shares Transferred for purposes of this Article III, without limitation of Section 3.3(e).

     Section 3.7  Prohibited Transfers.  If any Transfer is made or attempted
     -----------  --------------------
contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company and the other parties hereto shall have, in addition
     -- ------
to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any Transferee as one of its stockholders for any purpose. Without limitation to the foregoing, each of the Investors and Founders further agrees that the provisions of Section 7.8 shall apply in the event of any violation or threatened violation of this Agreement.


ARTICLE IV.  RIGHTS TO PURCHASE
----------   ------------------

     Notwithstanding anything herein to the contrary, the following provisions of this Article IV shall terminate immediately prior to the closing of a Qualified Public Offering and shall not apply with respect to any Qualified Public Offering.

          Section 4.1  Right to Participate in Certain Sales of Additional
                       ---------------------------------------------------
Securities.  The Company agrees that it will not sell or issue any shares of
----------
capital stock of the Company, or other securities convertible into or exchangeable for capital stock of the Company, or options, warrants or rights carrying any rights to purchase capital stock of the Company unless the Company first submits a written offer to the Investors and the Founders (including their Permitted Transferees) (collectively, the "Offerees") identifying the terms of the proposed sale (including price, number or aggregate principal amount of securities and all other material terms), and offers to each Investor and Founder (including each Permitted Transferee) the opportunity to purchase its Pro Rata Allotment (as hereinafter defined) of the securities (subject to increase for over-allotment if some Investors do not fully exercise their rights) on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such securities to a third party or parties. Each Offeree's "Pro Rata Allotment" of such securities shall be based on the ratio which the number of vested shares of Common Stock or Class B Common Stock, as applicable (including shares issuable upon conversion of Preferred

Stock), owned by it bears to the number of all the issued and outstanding vested shares of Common Stock (including shares of Common Stock or Class B Common Stock issuable upon conversion of Preferred Stock) calculated in each case on a fully-diluted basis giving effect to the conversion of convertible securities and assuming the exercise of all outstanding vested options, in each case as of the date of such written offer. The Company's offer pursuant to this Section 4.1 shall remain open and irrevocable for a period of 30 days, and the recipients of such offer shall elect to purchase by giving written notice thereof to the Company within such 30-day period, including therein the maximum number of shares or other securities which the Offeree would purchase if other Offerees do not elect to purchase, with the rights of electing Offerees to purchase such additional shares to be based upon the relative holdings of Common Stock (including shares of Common Stock or Class B Common Stock issuable upon conversion of Preferred Stock) of the electing Offerees in the case of over-subscription. Any securities so offered which are not purchased pursuant to such offer may be sold by the Company but only on the terms and conditions set forth in the initial offer, at any time within 120 days following the termination of the above-referenced 30-day period but may not be sold to any other person or on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such 120-day period without renewed compliance with this Section 4.1.

     Notwithstanding the foregoing, the right to purchase granted under this
Article IV shall be inapplicable with respect to any issuance or proposed issuance by the Company of (i) securities issued in connection with the acquisition of another corporation by the Company, whether by merger, purchase of all or substantially all of the assets of such corporation, or otherwise,
(ii) up to 600,000 shares (or options to purchase shares) of Common Stock and 2,000,000 shares of Class A Common Stock (subject to adjustment in the event of stock splits, stock dividends, recapitalizations and like events) issued or granted to employees, consultants, officers, directors, advisors or independent contractors of the Company or of any Affiliate of the Company pursuant to the Company's 1996 Stock Option and Grant Plan, (iii) securities issued as a result of any stock split, stock dividend, reclassification or reorganization of the Company's stock or (iv) Common Stock, Class B Common Stock or Redeemable Preferred Stock issued upon conversion of the Convertible Preferred Stock in accordance with the terms of the Charter.

     Section 4.2  Assignment of Rights.  Each Investor and Founder (including
                  --------------------
each Permitted Transferee) shall have to right to assign its rights under this
Article IV in connection with any transaction or series of related transactions involving the transfer to one or more transferees of at least 10,000 shares of capital stock of the Company (subject to adjustment for stock splits, stock dividends and the like and aggregating all contemporaneous transfers), or to any TA Fund, and upon any such transfer such transferee or TA Fund shall be deemed an Offeree for purposes of Sections 4.1 and 4.2 with the rights set forth in such Sections.

ARTICLE V.  REGISTRATION RIGHTS
---------   -------------------

     The Company's obligation to register shares of Common Stock under this
Article V shall terminate seven (7) years following the closing by the Company of its first underwritten public offering pursuant to a registration statement under the Securities Act (an "IPO") or, with respect to Shares held by particular Investors or the Founders (including Permitted Transferees), whenever such shares are no longer Registrable Shares (as defined below).

     Section 5.1  Piggyback Registration Rights.  If at any time or times after
     -----------  -----------------------------
the date hereof, the Company shall determine to register any shares of its Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock under the Securities Act (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by stockholders (a "secondary offering"), or both, but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable or a registration effected pursuant to Sections 5.2 or 5.3 hereof), the Company will promptly give written notice thereof to the Investors and the Founders (including for purpose of this
Section 5.1 each Permitted Transferee). In connection with any such registration, if within thirty (30) days after their receipt of such notice (or 10 days in the case of a proposed registration on Form S-3) any Investor or Founder requests in writing the inclusion in such registration of some or all of the Registrable Shares (as hereinafter defined) owned by such Investor or Founder, or into which any Shares held by such Investor or Founder are convertible or exchangeable, the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Shares which such Investors and Founders so request; provided, however, that in the case of an
                                   --------  -------
underwritten public offering, if the underwriter determines that a limitation on the number of shares to be underwritten is required, (i) if such registration is the first registered offering of the Company's securities to the public, the underwriter may exclude from such registration and underwriting some or all of the Registrable Shares which would otherwise be underwritten pursuant to the notice described herein, and (ii) if such registration is other than the first registered offering of the sale of the Company's securities to the public, the underwriter may limit the number of Registrable Shares to be included in the registration and underwriting to not less than thirty percent (30%) of the securities included therein (based on aggregate market values). The Company shall advise all Investors and Founders promptly after such determination by the underwriter, and the number of Registrable Shares that may be included in the registration and underwriting shall be allocated among all Investors and Founders requesting registration in proportion, as nearly as practicable, to their respective holdings of Registrable Shares. All expenses of the registration and offering (including the reasonable fees and expenses of one independent counsel for the Investors as a group and the Founders as a group, elected by a majority in interest (based on Registrable Shares proposed to be sold) of the Investors and Founders proposing to sell), shall be borne by the Company, except that the Investors and the Founders shall bear underwriting and selling commissions and transfer taxes attributable to the sale of their Registrable Shares.

     Section 5.2  Demand Registration Rights.  If on any two (2) occasions
     -----------  --------------------------
(which occasions shall in no event be less than six months apart from each other) after the earlier of (i) two (2) years after the date of this Agreement or (ii) three (3) months after the closing of the Company's first public offering pursuant to a registration statement under the Securities Act, Investors holding a majority in interest of the Registrable Shares then held by all of the Investors shall notify the Company in writing that it or they intend to offer or cause to be offered for public sale all or any portion of its or their Registrable Shares, the Company will notify all of the Investors and the Founders (including for purposes of this Section 5.2 all Permitted Transferees) of its receipt of such notification from such Investors. If within thirty (30) days after their receipt of such notice any Investor or Founder requests the inclusion of some or all of the Registrable Shares owned by such Investor or Founder in such registration, the Company will use its best efforts to cause such Registrable Shares so requested (including the Registrable Shares held by the Investor(s) or Founder(s) giving the initial notice of intent to register hereunder) to be registered under the Securities Act in accordance with the terms of this Section 5.2; provided, however, that unless such registration
                           --------  -------
becomes effective, the Investors shall be entitled to require an additional registration pursuant to this Section 5.2; and, provided further that if such
                                                -------- -------
registration is underwritten and the underwriter determines that a limitation on the number of shares to be underwritten is required, the first shares to be excluded from such registration shall be any shares registered for the benefit of the Company, and thereafter any shares which the Investors and the Founders have requested to be registered shall be limited, to the extent necessary, based upon the respective holdings of Registrable Shares of the Investors and Founders proposing to sell.

     All expenses of such registrations and offerings (including the reasonable fees and expenses of one independent counsel for the Investors as a group, and the Founders as a group, selected in the manner contemplated by Section 5.1) shall be borne by the Company. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed 90 days during any twelve-month period, if the Company determines in good faith that such filing would require the disclosure of a material transaction or other matter and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company or otherwise would not be in the best interest of the Company. The Company shall not be required to cause a registration statement requested pursuant to this
Section 5.2 to become effective prior to 90 days following the effective date of a Registration Statement initiated by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to the Investors to the effect that the Company is commencing to prepare a Company-initiated Registration Statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly following such 90-day period if the request pursuant to this Section 5.2 has been made prior to the expiration of such 90-day period. If so requested by any Investor or Founder in connection with a registration under this paragraph, the Company shall take such steps as are required to register the Investors' and the Founders' Registrable Shares for sale on a delayed or continuous basis under Rule 415, and also take such steps as are required to keep any registration effective until all of the Investors' and the Founders' Registrable Shares registered thereunder are sold. Notwithstanding the foregoing, the Company shall have no obligation to keep any registration pursuant to this
Section 5.2 effective more than 120 days after the initial date of effectiveness of such registration.

     Section 5.3  Form S-3.  If the Company becomes eligible to use Form S-3
     -----------  --------
under the Securities Act or a comparable successor form, (a) the Company shall use its best efforts to continue to qualify at all times for registration of its capital stock on Form S-3 or such successor form, and (b) holders of Registrable Shares anticipated to have an aggregate sale price (net of underwriting discounts and Commission, if any) in excess of $500,000 shall have the right on one or more occasions to request and have effected the registration of their Shares on Form S-3 or such successor form (such requests shall be in writing and shall state the number of Shares to be disposed of and the intended method of disposition of such Shares by Investor(s) or Founder(s), including for purposes of this Section 5.3 all Permitted Transferees). The Company will use its best efforts to effect promptly the registration of all Shares on Form S-3 or such successor form to the extent requested by such Investor(s) or Founder(s). If so requested by such Investor(s) or Founder(s) in connection with a registration under this Section 5.3, the Company shall take such steps as are required to register such Investor's or Founder's Registrable Shares for sale on a delayed or continuous basis under Rule 415, and to keep such registration effective until all of such Investor's or Founder's Registrable Shares registered thereunder are sold. Notwithstanding the foregoing, the Company shall have no obligation to keep any registration effective more than 120 days after the initial date of effectiveness of such registration. All expenses incurred in connection with a registration requested pursuant to this Section 5.3 (including the reasonable fees and expenses of one independent counsel for the Investors as a group and the Founders as a group, selected in this manner contemplated as of
Section 5.1) shall be borne by the Company. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed 90 days during any twelve month period, if the Company determines in good faith that such filing would require the disclosure of a material transaction or other matter and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company or otherwise would not be in the best interest of the Company. The Company shall not be required to cause a Registration Statement requested pursuant to this Section 5.3 to become effective prior to 90 days following the effective date of a Registration Statement initiated by the Investors pursuant to Section 5.2 or by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to the Investors and the Founders to the effect that the Company is commencing to prepare a Company-initiated Registration Statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); provided, however, that the
                                                    --------  -------
Company shall use its best efforts to achieve such effectiveness promptly following such 90-day period if the request pursuant to this Section 5.3 has been made prior to the expiration of such 90-day period.

     Section 5.4  Registrable Shares.  For the purposes of this Article V, the
     -----------  ------------------
term "Registrable Shares" shall mean any shares of Common Stock held by an Investor, Founder or Permitted Transferee or subject to acquisition by an Investor upon conversion of Convertible Preferred Stock or Class B Common Stock, as applicable, including any shares issued by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that if an Investor owns Convertible Preferred Stock or Class B Common Stock, the Investor may exercise its registration rights hereunder by converting the shares to be sold publicly into Common Stock as of the closing of the relevant offering and shall not be required to cause such Convertible Preferred Stock or Class B Common Stock to be converted to Common Stock until and unless such Closing occurs, it being understood that the Company shall at the request of the relevant Investor effect the reconversion of Common Stock or Class B Common Stock and any Redeemable Preferred Stock acquired upon conversion of Convertibly Preferred Stock to Convertible Preferred Stock if such a conversion occurs notwithstanding the foregoing and a public offering does not close; and provided, further, that any Common Stock that is sold in a registered sale pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder, or that may then be sold without restriction as to volume or otherwise pursuant to Rule 144 under the Securities Act, including by reason of Rule 701(c) under the Securities Act or any restricted stock that is not then vested, shall not be deemed Registrable Shares.

     Section 5.5  Further Obligations of the Company.  Whenever, under the
     -----------  ----------------------------------
provisions of Sections 5.1, 5.2 or 5.3 of this Agreement, the Company is required to register any Registrable Shares, it agrees that it shall also do the following:

                  (a) Use its best efforts to diligently prepare and file with the Commission a registration statement and such amendments, post-effective amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective as contemplated herein and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering as provided herein;

                  (b) Furnish to each selling Investor or Founder (including for purposes of this Section 5.4 each Permitted Transferee) such copies of each preliminary and final prospectus and such other documents as such Investor or Founder may reasonably request to facilitate the public offering of its Registrable Shares;

                  (c) Enter into any reasonable underwriting agreement required by the proposed underwriter for the selling Investors or Founders, if any (which underwriter shall be selected by the selling Investors in connection with any registration requested pursuant to Section 5.2); provided, however, that no Founder or Investor shall be required to make any representations or warranties other than with respect to its title to the Registrable Shares and any written information provided by it to the Company specifically for us in the Registration Statement, and if the underwriter requires that representations or warranties be made and that indemnification be provided, the Company shall make all such representations and warranties and provide all such indemnities, including, without limitation, in respect of the Company's business, operations and financial information and the disclosures relating thereto in the prospectus;

                  (d) Use its best efforts to register or qualify the securities covered by said registration statement under the securities or "blue-sky" laws of such jurisdictions as any selling Investors or Founders may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business or subject itself to general service of process therein;

                  (e) Immediately notify each selling Investor or Founder, at any time when a prospectus relating to his Registrable Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Investor or Founder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (f) Cause all such Registrable Shares to be listed on or included in each securities exchange or quotation system on which similar securities issued by the Company are then listed;

                  (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its stockholders, in each case as soon as practicable, but not later than 30 days after the close of the period covered thereby an earnings statement of the Company which will satisfy the provisions of
     Section 11(a) of the Securities Act;

                  (h) Cooperate with each Investor and Founder and each underwriter participating in the disposition of Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

                  (i) During the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

                  (j) Appoint a transfer agent and registrar for all Registrable Shares covered by a Registration Statement not later than the effective date of such Registration Statement;

                  (k) In connection with an underwritten offering, to the extent reasonably requested by the managing underwriter for the offering or the Investors or the Founders, participate in and support customary efforts to sell the securities in the offering, including, without limitation, participating in "road shows"; and

                  (l) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Shares under this
     Article V,

     Section 5.6  Indemnification; Contribution.
     -----------  -----------------------------

                  (a) Incident to any registration statement referred to in this Article V, and subject to applicable law, the Company will indemnify and hold harmless each underwriter, each Investor or Founder (including for purposes of this Article V each Permitted Transferee) who offers or sells any such Registrable Shares in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners), and directors, officers, employees and agents of any of them (a "Selling Stockholder"), and each person who controls any of them within the meaning of
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act") (a "Controlling Person"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), as the same are incurred to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Stockholder or Controlling Person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Stockholder expressly for use in such registration statement, such Selling Stockholder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), and each other Selling Stockholder (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees and agents of any of them), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Selling Stockholder for indemnification under this Section 5.6(a) in its capacity as such exceed the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Selling Stockholder or (ii) the proceeds received by such Selling Stockholder from its sale of Registrable Shares under such registration statement.

                  (b) If the indemnification provided for in Section 5.6(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 5.6, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the other Selling Stockholders and the underwriters from the offering of the Registrable Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Selling Stockholders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Shares. The relative fault of the Company, the Selling Stockholders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Selling Stockholders, and the underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 5.6(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Stockholder be required to contribute any amount under this Section 5.6(b) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Shares sold under such registration statement which are being sold by such Selling Stockholder or (ii) the proceeds received by such Selling Stockholder from its sale of Registrable Shares under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

                  (c) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 5.6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 5.6 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

     Section 5.7  Rule 144 Requirements.  If the Company becomes subject to the
     -----------  ---------------------
reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company will use its best efforts thereafter to file with the Commission such information as is specified under either of said Sections for so long as any of the Investors hold any Registrable Shares; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to any holder of Registrable Shares upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or such successor rules.

     Section 5.8  Market Stand-Off.  Each Investor and Founder agrees, if
     -----------  ----------------
requested by the Company and an underwriter of Registrable Shares of the Company in connection with the Company's initial public offering, not to sell or otherwise transfer or dispose of any Shares (with the exception of any Registrable Shares sold in such offering in accordance with the provisions of
Article V) held by it for such period, not to exceed 180 days following the effective date of the relevant registration statement filed under the Securities Act in connection with such initial public offering, as such underwriter shall specify reasonably and in good faith.

     Section 5.9  Transfer of Registration Rights.  The registration rights and
     -----------  -------------------------------
related obligations under this Article V of the Investors and Founders with respect to their Registrable Securities may be assigned in connection with any transaction or series of related transactions involving the transfer to one or more transferees of at least 10,000 shares of capital stock of the Company, other than pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder (subject to adjustments for stock splits, stock dividends and the like and aggregating all contemporaneous transfers), or to any TA Fund, and upon any such transfer such transferee or TA Fund shall be deemed to be included within the definition of an "Investor" or a "Founder" as applicable, for purposes of this Article V with the rights set forth herein.


ARTICLE VI.  ELECTION OF DIRECTORS
----------   ---------------------

     Section 6.1  Management Representatives.  Each Investor and each Founder
     -----------  --------------------------
(including, for purposes of this Section 6.1, each Permitted Transferee) agrees to vote all its shares of the Company's capital stock having voting power (and any other shares over which it exercises voting control) in connection with the election of Directors and to take such other actions as are necessary so as to establish a Board of Directors of not more than seven (7) members and to elect and continue in the office as directors two (2) individuals nominated by two-thirds interest of the Founders who shall initially be Patrick G. LePore and Gregory Boron, it being understood, however, that all Directors other than the nominees of the Founders shall be subject to election by the holders of the Preferred Stock and the holders of the Company's outstanding voting stock as provided in the Company's Amended and Restated Certificate of Incorporation. Each Investor and each Founder further agrees to vote all of its shares of the Company's capital stock having voting power (and any other shares over which he or it exercises voting control) for the removal of any Director designated pursuant to this Section 6.1 upon the request of two-thirds in interest of the Founders and for the election to the Board of Directors of a substitute designated by such parties in accordance with the provisions this Section 6.1, and to vote all shares of the Company's capital stock having voting power (and any other shares over which he or it exercises voting control) in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors of the Company occurring for any reason shall be filled only in accordance with the provisions of this Article VI.

     Section 6.2  Committees of the Board.  The Company and each of Investors
     -----------  -----------------------
and Founders agree to use their best efforts to cause the Board of Directors to establish a Compensation Committee (which shall be charged with exclusive authority over all compensation and employee stock and option matters) and an Audit Committee (which shall be charged with reviewing the Company's financial statements and accounting practices). The Compensation Committee shall consist of three (3) Directors, two (2) of whom shall have been designated by two-thirds in interest of the Investors and one (1) of whom shall be the Company's Chief Executive Officer; provided, that if the Company's 1996 Stock Option and Grant
                   --------
Plan must be administered solely by outside directors in order to comply with relevant tax and securities law requirements, the Chief Executive Officer shall be permitted to consult with the Compensation Committee without being a voting member thereof and the Compensation Committee shall consult with the Chief Executive Officer on such matters. The Audit Committee shall consist of such individuals as the Board of Directors shall appoint from time to time. In addition, should an Executive Committee be established, the Investors and Founders agree that such Committee shall consist of two nominees of the Investors and one nominee of the Founders.

     Section 6.3  Assignment.  Each Investor and each Founder agrees, as a
     -----------  ----------
condition to any transfer of its Shares, to cause the transferee to agree to the provisions of this Article VI, whereupon such transferee shall be subject to the provisions hereof as an Investor or Founder, as applicable, in connection with its ownership of the shares Transferred for purposes of this Article VI.

     Section 6.4  Term.  This Article VI shall remain in effect until the
     -----------  ----
closing of a Qualified Public Offering or, if sooner, the date which is 10 years after the date hereof.


ARTICLE VII.  MISCELLANEOUS PROVISIONS
-----------   ------------------------

     Section 7.1  Survival of Representations and Covenants.  Each of the
     -----------  -----------------------------------------
parties hereto agrees that each representation, warranty, covenant and agreement made by it in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the date hereof regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns to the extent contemplated herein.

     Section 7.2  Legend on Securities.  The Company, the Investors and the
     -----------  --------------------
Founders acknowledge and agree that the following legend shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by any of the Investors, Founders or their Permitted Transferees:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT OR
(2) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES. THESE SECURITIES ARE ALSO SUBJECT TO THE PROVISIONS OF A CERTAIN STOCKHOLDERS' AGREEMENT, DATED AS OF DECEMBER 4, 1996, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     Section 7.3  Amendment and Waiver.  Any party may waive any provision
     -----------  --------------------
hereof intended for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may be amended with the prior written consent of the Company, a two-thirds-in-interest of the Founders (based on the Shares held by the Founders and their Permitted Transferees as a group), and two-thirds-in-interest of the Investors (based on the Shares held by the Investors as a group); provided, however, that any
                                              --------  -------
amendment which directly, materially and adversely affects any right specifically granted to a particular Investor or Founder in a manner different than other Investors or Founders shall not be effective unless such Person has consented to that amendment. All actions by the Company hereunder shall be taken by or upon the direction of a majority of the members of the Company's Board of Directors.

     Section 7.4  Notices.  All notices and other communications provided
     ------------  -------
for herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally or (b) if sent by telex or facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the party to whom it is directed at the following addresses (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective three days after mailing, notices sent by telex shall be effective when answered back, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the earlier of the second business day after timely delivery to the courier or the day of actual delivery by the courier:

     (a)   if to the Company:

                  Boron, LePore & Associates, Inc.
                  17-17 Route 208 North
                  Fair Lawn, NJ  07410
                  Facsimile: (201) 791-1121
                  Attention: Patrick G. LePore
                             Chief Executive Officer

     (b)   if to the Investors:

                  TA Associates, Inc.
                  116 Woodland Road
                  Pittsburgh, PA 15232
                  Facsimile: (412) 441-5784
                  Attention: Jacqueline C. Morby

                  TA Associates, Inc.
                  High Street Tower, Suite 2500
                  125 High Street
                  Boston, MA  02110
                  Facsimile: (617) 574-6728
                  Attention: Roger B. Kafker

     (c)   if to the Founders:

                  c/o Boron, LePore & Associates, Inc.
                  17-17 Route 208 North
                  Fair Lawn, NJ 07410
                  Facsimile:  (201) 791-1121
                  Attention:  Patrick G. LePore, Gregory Boron, Christopher
                              Sweeney and Michael W. Foti

     Section 7.5  Headings.  The Article and Section headings used or contained
     -----------  --------
in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     Section 7.6  Counterparts.  This Agreement may be executed in one or more
     -----------  ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

     Section 7.7  Dispute Resolution.  Except with respect to matters as to
     -----------  ------------------
which injunctive relief is being sought, any dispute arising out of or relating to this Agreement that has not been settled within thirty (30) days by good faith negotiation between the parties to this Agreement shall be submitted to the American Arbitration Association ("AAA") for final and binding arbitration pursuant to AAA's commercial Arbitration Rules. Any such arbitration shall be conducted in New York, New York.

     Section 7.8  Remedies; Severability.  Notwithstanding Section 7.7, it is
     -----------  ----------------------
specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) and the Company may refuse to recognize any unauthorized Transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement.

     In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     Section 7.9  Entire Agreement.  This Agreement, together with the
     -----------  ----------------
Preferred Stock Purchase Agreement and other agreements specifically contemplated hereby and thereby, is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement and the Preferred Stock Purchase Agreement and other agreements contemplated hereby and thereby (including the exhibits hereto and thereto) supersede all prior agreements and understandings between the parties with respect to such subject matter.

     Section 7.10 Adjustments.  All references to share prices and amounts
     ------------ -----------
herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company.

     Section 7.11 Law Governing.  This Agreement shall be construed and
     ------------ -------------
enforced in accordance with and governed by the laws of New Jersey (without giving effect to principles of conflicts of law), except that any Delaware corporate law matters relating to the Company shall be construed and enforced in accordance with and governed by the Delaware General Corporation Law (without giving effect to principles of conflicts of law). Each party also waives trial by jury in any action relating to this Agreement.

     Section 7.12 Successors and Assigns.  This Agreement shall be binding
     ------------ ----------------------
upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein, and any successor to the Company by way of merger or otherwise shall specifically agree to be bound by the terms hereof as a condition of such successor. This Agreement may not be assigned by any Founder or Permitted Transferee except as contemplated by Article IV without the prior written consent of two-thirds-in-interest of the Investors, and without such prior written consent any attempted transfer shall be null and void.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                       COMPANY:

                                       BORON, LEPORE & ASSOCIATES, INC.


                                       By: /s/ Patrick G. LePore
                                          ---------------------------------
                                          President


                                       FOUNDERS:

                                       /s/ Patrick G. Lepore
                                       ------------------------------------
                                       Patrick G. LePore

                                       /s/ Gregory Boron
                                       ------------------------------------
                                       Gregory Boron

                                       /s/ Christopher Sweeney
                                       ------------------------------------
                                       Christopher Sweeney

                                       /s/ Michael W. Foti
                                       ------------------------------------
                                       Michael W. Foti

                                       TA INVESTORS ADVENT VII L.P.


                                       By:  TA Associates VII L.P.,
                                            its General Partner

                                       By:  TA Associates, Inc.,
                                            its General Partner


                                                      *
                                       ------------------------------------
                                       Name:  Jacqueline C. Morby
                                       Title: Managing Director


                                       ADVENT ATLANTIC AND PACIFIC III L.P.

                                       By:  TA Associates AAP III Partners,
                                            its General Partner

                                       By:  TA Associates, Inc.,
                                            its General Partner


                                                       *
                                       ------------------------------------
                                       Name:  Jacqueline C. Morby
                                       Title: Managing Director


                                       TA VENTURE INVESTORS LIMITED
                                       PARTNERSHIP


                                                      *
                                       ------------------------------------
                                       Name:  Jacqueline C. Morby
                                       Title: General Partner


* /s/ Jacqueline C Morby
-----------------------------
By: Jacqueline C Morby

                                       /s/ MLPFS FBO  John A. Staley, IV IRRA
                                       ------------------------------------
                                       MLPFS FBO
                                       John A. Staley, IV IRRA


                                       /s/ Howard A. Cubell
                                       ------------------------------------
                                       Howard A. Cubell


                                       /s/ John R. LeClaire
                                       ------------------------------------
                                       John R. LeClaire


                                       /s/ Marian A. Tse
                                       ------------------------------------
                                       Marian A. Tse

                                   EXHIBIT A
                                   ---------

                           Form of Joinder Agreement
                           -------------------------


     The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Stockholders' Agreement (the "Agreement") dated as of December 4, 1996 by and among Boron, LePore & Associates, Inc. (the "Company") and the parties named therein and for all purposes of the Agreement, the undersigned shall be included within the term ["Investor"] ["Founder"] (each as defined in the Agreement). As of the date hereof the undersigned makes each of the representations and warranties set forth in Section 2.2 of the Agreement. The address and facsimile number to which notices may be sent to the undersigned is as follows:

--------------------------------------------------------------------------------
Facsimile No.                 :
              ----------------


                                         ---------------------------------
                                         [NAME OF UNDERSIGNED]